Exhibit 12.1

               WALDEN RESIDENTIAL PROPERTIES, INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED
           FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                      (Dollars in thousands)

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                                                       Three Months Ended
                                                            March 31,
                                                       ------------------
                                                        1998        1997
                                                        ----        ----
Income before extraordinary item and income
 allocated to minority interests . . . . . . . . . .  $ 8,638     $ 6,735
Add:
  Interest on indebtedness . . . . . . . . . . . . .   13,315       4,877
  Amortization . . . . . . . . . . . . . . . . . . .      233         211
                                                      -------     -------
     Earnings. . . . . . . . . . . . . . . . . . . .  $22,186     $11,823
                                                      =======     =======
Fixed charges and preferred stock dividends:
  Interest on indebtedness . . . . . . . . . . . . .  $13,315     $ 4,877
  Amortization . . . . . . . . . . . . . . . . . . .      233         211
                                                      -------     -------
     Fixed charges . . . . . . . . . . . . . . . . .   13,548       5,088
  Add:
     Preferred stock dividends (1) . . . . . . . . .    4,796       3,717
                                                      -------     -------
       Combined fixed charges and preferred
        stock dividends. . . . . . . . . . . . . . .  $18,344     $ 8,805
                                                      =======     =======
Ratio of earnings to fixed charges . . . . . . . . .    1.64x       2.32x

Ratio of earnings to fixed charges and preferred
 stock dividends . . . . . . . . . . . . . . . . . .    1.21x       1.34x

(1) Includes dividends on preferred stock and preferred distributions to minority interest holders.

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